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                               EXHIBIT(23)(a)

                         Consent of Deloitte & Touche.


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                                                                 Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 33-52609 of First Security Corporation on Form S-3 of our report dated February 25, 1994, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1993, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE

Salt Lake City, Utah
April 5, 1994